SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                December 4, 2007
                                ----------------
                Date of Report (Date of earliest event reported)


                                SOYO GROUP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


           Nevada                      333-42036                  95-4502724
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
                         ------------------------------
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act
[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

Item 8.01 Other Events


SOYO Group Inc. today reported that the Company recently filed an application for listing on the American Stock Exchange. The application has been received by the Exchange, and the due diligence process has begun. The Company hopes to qualify for listing under Option 3, which requires a $2 share price. The Company currently meets all qualifications for listing under option 3, other than the current share price.

The Company's Board of Directors voted to file the application at the current time despite the current share price. The Board believes that the Company will achieve its financial forecast for 2007, as explained to shareholders via Form 8-K on October 10, 2007, and that achieving the forecasted financial results may organically raise the share price.

The Board of Directors has not voted on what course of action to take if the Exchange completes its due diligence and the share price remains below $2. Options at that time would include a reverse stock split or withdrawing the application. Ming Chok, the Company's Chairman and CEO, informed the Board of Directors that he would not consider a reverse stock split.



SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            SOYO GROUP, INC.
                                            ----------------
                                              (Registrant)




Date: December 4, 2007                      By:    /s/ MING CHOK
     -----------------                         ---------------------------
                                                   Ming Chok, CEO



Date: December 4, 2007                      By:    /s/ NANCY CHU
     -----------------                         ---------------------------
                                                   Nancy Chu, CFO